Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of March 12, 2013, by and between International Stem Cell Corporation, a Delaware corporation (the “Company”), and the investors listed on the signature pages hereof (individually a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, on the terms and conditions set forth in this Agreement, the number of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth on such Purchaser’s signature page hereof;

WHEREAS, in connection with such purchase, the Company has agreed to issue to each Purchaser a warrant in the form of Exhibit A attached hereto (the “Warrant”) representing the right to acquire the number of shares (the “Warrant Shares”) set forth on such Purchaser’s signature page hereof; and

WHEREAS, each of the Purchasers is an existing stockholder of the Company that has, since acquiring the Company’s stock, closely followed and become knowledgeable about the Company’s business, financial condition, results of operations, prospects and risks (for example, through attending quarterly conference calls, discussions with management and review of the filings made by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information contained therein).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO PURCHASE AND SELL SECURITIES.

(a) Subject to the terms and conditions of this Agreement, each Purchaser hereby agrees to purchase from the Company the number of Shares as set forth on such Purchaser’s signature page hereof, and the Company hereby agrees to sell such Shares to each Purchaser, at the Closing (as defined below). The purchase price of each Share shall be $0.20. In connection with the purchase of the Shares, the Company shall issue at the Closing a Warrant to each Purchaser representing the right to acquire the number of Warrant Shares set forth on such Purchaser’s signature page hereof. As used herein, the term “Securities” shall mean the Shares, the Warrants and Warrant Shares.

2. CLOSING.

(a) The purchase and sale of the Shares and the Warrants shall take place at the Company’s principal executive offices, 5950 Priestly Drive, Carlsbad, 92008, in one or more closings during the fourteen (14) calendar day period from and after the date this Agreement, and at such time before the expiration of such period as Company and the applicable Purchaser may agree either in writing or orally (each, a “Closing”).

(b) At each Closing, against delivery of full payment for the Shares sold hereunder by check payable to the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions, the Company shall issue and deliver or cause to be delivered to the applicable Purchaser one or more stock certificates registered in the name of such Purchaser, all of which such Shares shall bear the legend set forth in Section 4(e) below; provided, however, that in lieu of delivery of such Shares at such Closing, the Company may furnish to such Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver a certificate or certificates evidencing such Shares, registered in the name of such Purchaser. The Company shall issue the Warrants to the Purchaser at each Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that:

(a) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of the Securities, have been taken and no further consent or authorization of the Company, the Board of Directors of the Company or the Company’s stockholders is required. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

(b) Valid Issuance of the Shares. When issued at the Closing, the Shares and Warrant will be (and, upon payment pursuant to the terms of the Warrant, the Warrant Shares will be), duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances imposed by the Company, other than restrictions under applicable securities laws, and will not be subject to any preemptive rights or similar rights that have not been waived by the holders thereof.

(c) Exchange Act Documents. Since January 1, 2012, the Company has filed all reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Documents”). Each of the Exchange Act Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Document.

4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser, separately and not jointly hereby represents and warrants to the Company that:

(a) Due Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of the transactions contemplated by this Agreement have been taken and no further consent or authorization of the Purchaser is necessary. This Agreement, when delivered by the Purchaser in accordance with the terms hereof, will constitute Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b) Purchase for Own Account. The Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser does not have any agreement or understanding, direct or indirect, with any other person to sell or otherwise distribute the Securities. Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(c) Investment Experience and Knowledge of the Company. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. The Purchaser understands that the purchase of the Securities involves substantial risk. The Purchaser has substantial experience as an investor in private placement transactions of securities of public companies similar to the Company and acknowledges that he can bear the economic risk of his investment in the Shares and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the Shares and protecting his own interests in connection with this investment. The Purchaser has reviewed the filings made by the Company with the SEC under the Exchange Act and the information contained therein, and is fully informed of the Company’s business, financial condition, results of operation, prospects and risks. The Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the Company and the terms and conditions of this investment.

(d) Restricted Securities and Restrictions on Transfer.

(i) The Purchaser understands that the Securities have not been registered under the Securities Act and the Purchaser agrees that he will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities (except as permitted in Section 4(e) below) unless (1) pursuant to an effective registration statement under the Securities Act, (2) the Purchaser provides a reasonably acceptable legal opinion to the Company, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the Securities may be made without registration under the Securities Act, (3) the Purchaser provides the Company a “no action” letter from the SEC to the effect that the transfer of the Securities without registration will not result in a recommendation by the Staff of the SEC that enforcement action by taken with respect thereto, (4) the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Securities can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (5) pursuant to any other exception contained in the Securities Act provided that the Purchaser provides a reasonably acceptable legal opinion to the Company.

(ii) Prior to any proposed transfer pursuant to clause (2), (3), (4) or (5) in Section 4(d)(i) above, the Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by the applicable legal opinion, “no action” letter or seller and broker representation letters.

(iii) Notwithstanding the foregoing provisions of this Section 4(d), no registration statement, legal opinion or “no action” letter shall be necessary for a transfer of the Shares by gift, will or intestate succession to the Purchaser’s spouse or other immediate family members.

(e) Legends. Purchaser agrees that, to the extent necessary, the certificates representing the Shares, the Warrant and the Warrant Shares shall bear substantially the following legends:

(i) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES

LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

(ii) Any other legend required to be placed thereon by applicable state or federal laws.

5. MISCELLANEOUS.

(a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Each Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Shares, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b) Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

(c) Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchaser contained in Section 4 of this Agreement shall survive the Closing.

(d) Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument, and such counterparts may be delivered electronically via PDF or facsimile.

(e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile or other electronic transmission directed to the address or facsimile number or other address for electronic transmission set forth below. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer or other electronic transmission, if faxed.

If to the Company:

International Stem Cell Corporation.

5950 Priestly Drive, Carlsbad, California 92008

Tel: (760) 940-6383

Fax: (760) 476-0600

Attention: Chief Financial Officer

with a copy to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121

Tel: (858) 677-1400

Fax: (858) 677-1401

Attention: Douglas Rein

If to a Purchaser:

At the address set forth on such Purchaser’s signature page hereof.

(g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers. Any amendment effected in accordance with this Section 5(g) will be binding upon all Purchasers, the Company and their respective successors and assigns.

(h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i) Entire Agreement. This Agreement, together with all exhibits and schedules thereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

(j) Fees, Costs and Expenses. All fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules thereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

(k) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(l) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INTERNATIONAL STEM CELL CORPORATION

By:	/s/ Linh Nguyen
Name:	Linh Nguyen
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PURCHASER

GEMINI MASTER FUND, LTD.

By:	GEMINI STRATEGIES, LLC.
	By:	/s/ Steven Winters
	Name:	Steven Winters
Title:

Address:	c/o Gemini Strategies, LLC
619 South Vulcan, Ste. 203
Encinitas, CA 92024

Tel:	858-480-2828
Fax:

Number of Shares:	2,000,000
Total Purchase Price:	$400,000
Number of Warrant Shares:	1,000,000

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PURCHASER

By:	/s/ Richard J. Fleck
Name:	Richard J. Fleck
Title:

Address:	361 N. Hale Ave.
Escondido, CA 92029

Tel:	760-801-9502
Fax:	760-747-1008

Number of Shares:	500,000
Total Purchase Price:	$100,000
Number of Warrant Shares:	250,000

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PURCHASER

By:	/s/ Gregory L. Brandon
Name:	Gregory L. Brandon
Title:

Address:	799 Sherwood Oaks Lane
Jonesboro, AR 72404

Tel:	870-623-2901
Fax:	870-762-1258

Number of Shares:	500,000
Total Purchase Price:	$100,000
Number of Warrant Shares:	250,000

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PURCHASER

By:	/s/ Sir Nigel Burney
Name:	Sir Nigel Burney
Title:

Address:	c/o Haywood Securities
Suite 700-200 Burrard St.
Vancouver, B.C., Canada
V6C 3L6

Tel:	001-604-697-7125
Fax:	001-604-697-7496

Number of Shares:	1,000,000
Total Purchase Price:	$200,000
Number of Warrant Shares:	500,000

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PURCHASER

CRONE FAMILY TRUST

By:	/s/ James A. Crone III
Name:	James A. Crone III
Title:	Co-Trustee

Address:	101 N. Broadway
Escondido, CA 92025

Tel:	760-480-8888
Fax:	760-745-1212

Number of Shares:	500,000
Total Purchase Price:	$100,000
Number of Warrant Shares:	250,000

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PURCHASER

By:	/s/ Andrey Semechkin
Name:	Andrey Semechkin
Title:

Address:	c/o International Stem Cell Corporation
5950 Priestly Drive
Carlsbad, California 92008

Tel:	760-940-6383
Fax:	760-476-0600

Number of Shares:	500,000
Total Purchase Price:	$100,000
Number of Warrant Shares:	250,000

EXHIBIT A

Form of Warrant